ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              CAPITAL BRANDS, INC.

         Pursuant to the provisions of ss.607.10025 of the Florida Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

         1. The name of the corporation is CAPITAL BRANDS, INC. (the "Corporation"), Charter #P94000048261, filed on June 28, 1994.

         2. The following Amendments to the Articles of Incorporation were adopted by all of the directors of the Corporation by resolution on May 28, 1996, in the manner prescribed by the Florida Business Corporation Act. Shareholder consent of the following amendments to the Articles of Incorporation was approved on July 3, 1996 in the manner prescribed by the Florida Business Corporation Act.

                  (A) Article II of the Corporation's Articles of Incorporation is stated to read in its entirety as follows:

                                   "ARTICLE II

         The name of the Corporation shall be:  COMPSCRIPT, INC."

                  (B) The first paragraph of Article III of the Corporation's Articles of Incorporation shall be and hereby is amended and restated to read in its entirety as follows:

                                  "ARTICLE III

         The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is fifty-one million (51,000,000), consisting of (i) fifty million (50,000,000) shares of common stock, par value $0.0001 per share (the "Common Stock"), and (ii) one million (1,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock")."

         3. This Certificate of Amendment shall be effective as of the close of business on the 5th day of July, 1996, Miami, Florida time, on the date of filing.

         IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Corporation, has executed these Articles of Amendment to the Articles of Incorporation of Capital Brands, Inc. as of the 3rd day of July, 1996.

                                      CAPITAL BRANDS, INC.,
                                      a Florida corporation

                                      By:  /s/ Brian Kahan
                                         -----------------------------
                                         Brian A. Kahan,
                                         Chief Executive Officer


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



                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              CAPITAL BRANDS, INC.

         Pursuant to the provisions of ss.607.10025 of the Florida Business Corporation Act, the undersigned corporation adopts the following Certificate of Amendment to its Articles of Incorporation:

         1. The name of the corporation is CAPITAL BRANDS, Inc. (the "Corporation"), Charter #P94000048261, filed on June 28, 1994.

         2. The following Amendments to the Articles of Incorporation were adopted by all of the directors of the Corporation by unanimous written consent effective as of March 14, 1996, in the manner prescribed by the Florida Business Corporation Act. Shareholder consent of the following amendments to the Articles of Incorporation was not required pursuant to ss.607.10025 of the Florida Business Corporation Act:

                (A) The first paragraph of Article III of the Corporation's Articles of Incorporation shall be and hereby is amended and restated to read in its entirety as follows:

                                  "ARTICLE III

                         The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is thirteen million five hundred thousand (13,500,000), consisting of (i) twelve million five hundred thousand (12,500,000) shares of common stock, par value $0.0008 per share (the "Common Stock"), and (ii) one million (1,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock")."

                (B) As a new section to Article III of the Corporation's Articles of Incorporation, Section D is stated to read in its entirety as follows:

                "D.  SHARE RECLASSIFICATION

                         On the date of filing of these Articles of Amendment with the Secretary of State of the State of Florida, every eight (8) issued and outstanding shares of the Corporation's previously authorized common stock, par value $0.0001 per share (the "Old Common Stock") shall thereby and thereupon be reclassified and converted into one (1) validly issued, fully paid and nonassessable share of Common Stock (the "New Common Stock"). Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled, except that no fractional shares resulting from the combination shall be issued, any such fractional share to be converted to the right of the holder thereof to receive one share of New Common Stock."

        3. The herein amendment to the Articles of Incorporation of the Corporation does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and does not result in the percentage of authorized shares that remain unissued after the combination exceeding the percentage of authorized shares that were unissued before the combination.

        4. This Certificate of Amendment shall be effective as of 7:00 a.m., Miami, Florida, time, on the date of filing.

        IN WITNESS WHEREOF, the undersigned, being the President and Director of the Corporation, has executed these Articles of Amendment to the Articles of Incorporation of Capital Brand, Inc. as of the 24th day of April, 1996.

                                  CAPITAL BRANDS, INC.,
                                  a Florida Corporation

                                  BY: /S/ Mitchell Rubinson
                                      ------------------------------
                                      Mitchell Rubinson, President and Director

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